Exhibit 10.5

[FORM OF EMPLOYEE STOCK APPRECIATION RIGHTS AWARD AGREEMENT (PERFORMANCE)]

STOCK APPRECIATION RIGHTS AWARD AGREEMENT UNDER THE DREAMWORKS ANIMATION SKG, INC., 2004 OMNIBUS INCENTIVE COMPENSATION PLAN effective as of [DATE], between DreamWorks Animation SKG, Inc. (the “Company”), a Delaware Corporation, and [NAME OF EMPLOYEE].

This Stock Appreciation Rights Award Agreement (the “Award Agreement”) sets forth the terms and conditions of an award (the “Award”) of stock appreciation rights (“SARs”) that are granted to you under the DreamWorks Animation SKG, Inc., 2004 Omnibus Incentive Compensation Plan (the “Plan”). The number of SARs subject to this Award is [NUMBER OF SARS], at a price per Share of $[            ] (the “Exercise Price”). A SAR constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, whole shares of the Company’s Class A Common Stock, $0.01 par value (a “Share”), at the time such SAR vests and is exercised, as provided herein, equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR. (Fractional shares will not be delivered and the number of Shares to be delivered upon any exercise by you of SARs subject to this Award shall be rounded down to the nearest whole Share.) Until such delivery, you have only the rights of a general unsecured creditor and no rights as a shareholder of the Company.

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 10. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern; provided, however, that, notwithstanding the foregoing, it is understood that the provisions of Section 6(e)(vi)(D) of the Plan, including but not limited to the concept of “negative discretion” shall not be applicable to the SARs. In the event of any conflict between the terms of this Award Agreement and the terms of any individual employment agreement between you and the Company or any of its Affiliates (an “Employment Agreement”), the terms of your Employment Agreement will govern.

SECTION 2. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.

“Determination Date” means the date during the first quarter of [DATE], as determined by the Committee, on which the Committee determines whether Performance Goals with respect to the Performance Period have been achieved.

“Performance Period” means the period from [DATE] to [DATE].

SECTION 3. Vesting and Exercise. (a) Performance-Based Vesting. Except as otherwise provided in your Employment Agreement, the vesting of your rights with respect to the SARs is contingent on the attainment of performance goals to be established by the Committee (the “Performance Goals”), and such Performance Goals will be set forth on Exhibit A to this Award Agreement once established by the Committee. Accordingly, unless otherwise provided in your Employment Agreement, your rights with respect to SARs subject to this Award Agreement will not become vested on the Determination Date unless the Committee determines that the Performance Goals with respect to the Determination Date have been attained. Furthermore, pursuant to Section 4 and except as otherwise provided in your Employment Agreement, in order for your rights with respect to any SARs to become vested on the Determination Date, you must be employed by the Company or an Affiliate on the Determination Date. In addition, if the Committee determines that target performance goals have been exceeded during the Performance Period, the Committee may, but is not obligated to, make additional grants of equity or non-equity based compensation to you.

(b) Exercise of SARs. SARs, to the extent that they are vested, may be exercised, in whole or in part (but not for fractional SARs), by delivery pursuant to the Company’s SARs exercise program currently administered by Smith Barney Citigroup Global Markets, Inc. (or such successor arrangement established by the Company) of a written or electronic notice, complying with the applicable procedures established by the Committee or the Company, stating the number of SARs that are thereby exercised. The notice shall be signed by you or any other person then entitled to exercise the SARs. Upon exercise, the Company shall deliver to you or your legal representative the number of Shares (rounded down to the nearest whole Share) equal to (x) (A) the excess, if any, of the Fair Market Value per Share on the exercise date over the Exercise Price per Share of the SAR, multiplied by (B) the number of SARs being exercised pursuant to such notice, divided by (y) the Fair Market Value per Share on the exercise date. Notwithstanding the foregoing, unless the Committee determines otherwise and except as otherwise provided in your Employment Agreement, unexercised SARs expire (i) automatically on the date of your termination of employment for Cause (as defined in your Employment Agreement or, if your Employment Agreement does not contain a definition of Cause, as determined by the Company) or (ii) 90 days after your termination of employment for any reason other than Cause; provided that all SARs will automatically expire on the tenth anniversary of this Award Agreement.

SECTION 4. Forfeiture of SARs. Unless the Committee determines otherwise, and except as otherwise provided in your Employment Agreement, if your rights with respect to any SARs awarded to you pursuant to this Award Agreement have not become vested prior to the date on which your employment with the Company and its Affiliates terminates, your rights with respect to such SARs shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto. If, on the Determination Date, the Committee determines in its sole discretion that your rights with respect to any SARs under this Award Agreement remain unvested, your rights with respect to such SARs shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto.

SECTION 5. Voting Rights; Dividend Equivalents. Prior to the date on which your rights with respect to a SAR have become vested and you exercise such SAR, you shall not be entitled to exercise any voting rights with respect to such SAR or any Shares with respect thereto, and shall not be entitled to receive dividends or other distributions with respect thereto.

SECTION 6. Non-Transferability of SARs. Unless otherwise provided by the Committee in its discretion, SARs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of a SAR in violation of the provisions of this Section 6 and Section 9(a) of the Plan shall be void.

SECTION 7. Withholding, Consents and Legends. (a) Withholding. The delivery of Shares pursuant to Section 3(b) is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan. In the event that there is withholding tax liability in connection with the exercise of a SAR, you may satisfy, in whole or in part, any withholding tax liability by having the Company withhold from the number of Shares you would be entitled to receive pursuant to the exercise of the SARs, a number of Shares having a Fair Market Value equal to such withholding tax liability.

(b) Consents. Your rights in respect of the SARs that are subject to this Award are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may reasonably determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

SECTION 8. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 9. Committee Discretion. Subject to the terms of your Employment Agreement, the Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 10. Dispute Resolution. (a) Jurisdiction and Venue. Notwithstanding any provision in your Employment Agreement, you and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which you have submitted to jurisdiction in this Section 10(a). You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 10, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel or other advisors (provided that such counsel or other advisors agree not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 11. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	DreamWorks Animation SKG, Inc. 1000 Flower Street Glendale, California 91201 Attention: General Counsel Telecopy :

If to you:	[NAME/ADDRESS OF EMPLOYEE]

with a copy to:

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 12. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

SECTION 13. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue,

cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the SARs shall be subject to the provisions of Section 7(c) of the Plan).

SECTION 14. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

by
Name:
Title:

[NAME OF EMPLOYEE]